Exhibit 99.1
NEWS RELEASE

Contact:	Alliance Data

Ed Heffernan – CFO
Analysts/Investors
972.348.5191
eheff@alldata.net

Shelley Whiddon – Media
972.348.4310
swhiddon@alldata.net
Alliance Data Completes $500 Million Asset — Backed Note Offering
Company locks in favorable rates for next seven years
DALLAS, May 4, 2006 — Alliance Data Systems Corporation (NYSE: ADS), a leading provider of transaction services, credit services and marketing services, today announced that it has completed the issuance of asset-backed notes worth an aggregate principal amount of $500 million. The notes were issued through the World Financial Network Credit Card Master Note Trust as part of the securitization program for Alliance Data’s private label credit card banking subsidiary, World Financial Network National Bank (WFNNB).
The notes are rated AAA through BBB, or its equivalent, by each of Standard and Poor’s, Moody’s, and Fitch, and are secured by a beneficial interest in a pool of receivables that arise under WFNNB’s private label revolving credit card accounts.
Series 2006-A was a Rule 144 A/Regulation S transaction, so the notes have not been registered under the U.S. securities laws and may not be offered or sold in the United States unless an exemption from registration is available. $450 million in proceeds of this offering will be held in a prefunding account until principal payments are collected to repay a corresponding amount of notes maturing in the fall. Series 2006-A was sold as a floater and swapped back to a fixed rate within the master trust.
Alliance Data’s Chief Financial Officer Ed Heffernan commented on the three key benefits of the offering:

“First, we were able to lock in a seven-year fixed rate deal at extremely favorable rates (mid-5-percent range).
“Second, this allowed us to mitigate the risk of potentially rising interest rates by locking down rates today before the upcoming fall note maturity as well as increasing the overall size of the transaction itself.
“And, third, transparency to our debt and equity investors remains intact. Specifically, despite being a private placement, the performance of the underlying credit card accounts will be part of our overall public master trust, which provides public data on a monthly basis.”
Barclays Capital served as sole book runner on the note offering, with Banc of America Securities, JPMorgan, RBC Capital Markets, and Wachovia Securities serving as co-managers.
In addition to the completion of the $500 million note offering, in a second transaction, Alliance Data also migrated approximately $90 million in receivables and associated accounts off of its balance sheet and into a private conduit. These accounts tend to be from newer private label credit card portfolios and require a seasoning period to develop a history before being added to the public master trust.
Added Heffernan: “This second transaction frees up approximately $75 million in cash flow while allowing these accounts to season and become available for inclusion in our next asset-backed security offering.
“Going forward, we plan to continue utilizing both the public and private markets as needed to position us for continued growth while optimizing capital efficiency and, hence, free cash flow, a key component of our business model .”
About Alliance Data
Alliance Data (NYSE: ADS) is a leading provider of transaction services, credit services and marketing services, managing over 105 million consumer relationships for some of North America’s most recognizable companies. Alliance Data creates and manages customized solutions that change consumer behavior and that enable its clients to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs approximately 8,000 associates at more than 40 locations worldwide. For more information about the company, visit its web site, www.AllianceDataSystems.com.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements
This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.
If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this news release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.
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